Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axaltacs.com

For Immediate Release
Axalta Capital Markets Day Focuses on Growth, Productivity, and Increasing Shareholder Returns
Company’s Track Record Shows Solid Performance Across Each Segment with More to Come
PHILADELPHIA, PA, March 8, 2018 - Axalta Coating Systems Ltd. (NYSE: AXTA) (“Axalta” or the “Company”), a leading global coatings company, will host its Capital Markets Day today in New York City led by Charles W. Shaver, Chairman and Chief Executive Officer. At the event, Axalta will highlight its five-year performance track record as well as the Company’s outlook for growth in 2018 and its plans to drive long-term shareholder value. Mr. Shaver will discuss business growth opportunities in each of the Company’s major market segments, as well as key priorities including growth in China, a focus on Axalta Way productivity initiatives, the Company’s M&A strategy, and plans to continue generating and allocating cash to drive growth and value.
“We’re proud of our successful track record operating as Axalta, and we are even more excited about our future,” said Mr. Shaver. “We hold the number one or two positions in most of the markets we serve, and still see across the board opportunities for growth. We expect to see sustainable mid-single digit organic growth and robust inorganic growth through strategic bolt-on acquisitions that will help expand our portfolio and footprint. Axalta is thinking bigger and bolder than ever before, entering new markets, expanding globally, continuing to drive new product launches, and serving our customers with terrific service and differentiated technologies. We will continue to be a leader in the global coatings segment and believe our strategic plan will deliver exceptional value to our customers and shareholders in 2018 and during the long-term.”
The event will begin at 9:00 AM EST and will conclude at 12:30 PM EST. A live webcast of the event will be available at http://axalta.com/investors. Following the conclusion of the event, the audio webcast of the event and the slide presentations will be archived on Axalta’s website. The in-person event is by invitation only.
Axalta Capital Markets Day Schedule:
9:00 a.m. - Introduction & Agenda
9:05 a.m. - Charlie Shaver, Chairman and Chief Executive Officer
9:40 a.m. - Robert Bryant, Executive Vice President & Chief Financial Officer
10:05 a.m. - Joe McDougall, Executive Vice President & President, Global Refinish and EMEA
10:50 a.m. - Michael Cash, Senior Vice President and President, Industrial Coatings
11:15 a.m. - Steven Markevich, Executive Vice President and President, Transportation Coatings and Greater China
11:40 a.m. - Dan Key, Senior Vice President, Operations, Procurement & Supply Chain
12:05 p.m. - Q & A

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including those relating to organic growth, acquisitions and other 2018 and longer-term expectations and goals. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
About Axalta
Axalta is a leading global company focused solely on coatings and providing customers with innovative, colorful, beautiful and sustainable solutions. From light OEM vehicles, commercial vehicles and refinish applications to electric motors, buildings and pipelines, our coatings are designed to prevent corrosion, increase productivity, and enable the materials we coat to last longer. With more than 150 years of experience in the coatings industry, the approximately 13,100 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @Axalta on Twitter and on LinkedIn.

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